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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Registration Statement (No. 33-51506) of Beckman Instruments, Inc. on Form S-8 of our report dated June 5, 1997, appearing in the Annual Report on Form 11-K of Beckman Instruments, Inc. Savings and Investment Plan for the year ended December 31, 1996.


/s/ DELOITTE & TOUCHE LLP
-------------------------
    Deloitte & Touche LLP

Costa Mesa, California
June 24, 1997